UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 8, 2019

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On February 5, 2019, the Board of Directors of Chimerix, Inc. (the “Company”) created a new position to be known as the Office of the Chief Executive Officer, and appointed W. Garrett Nichols, Timothy W. Trost and Michael A. Alrutz as the members of the Office of the Chief Executive Officer. Effective April 8, 2019, the Company hired Michael Sherman as the Company’s Chief Executive Officer, replacing Dr. Nichols, Mr. Trost and Dr. Alrutz in their role as the members of the Office of the Chief Executive Officer, but with Dr. Nichols, Mr. Trost and Dr. Alrutz maintaining their respective other positions with the Company.

(c)        Effective April 8, 2019, the Company hired Mr. Sherman, age 53, as the Company’s Chief Executive Officer, and hired Michael Andriole, age 46, as the Company’s Chief Business Officer. A copy of the press release announcing the hiring of Messrs. Sherman and Andriole is attached hereto as Exhibit 99.1.

Prior to his employment with the Company, Mr. Sherman served as the President and Chief Executive Officer of Endocyte, Inc., a biopharmaceutical company focused on developing targeted therapies for the treatment of cancer, from June 2016 until its acquisition by Novartis AG in December 2018. Prior to that, Mr. Sherman served as Endocyte’s Chief Financial Officer from October 2006 to February 2017 and as its Chief Operating Officer from June 2014 to June 2016. From December 1994 to October 2006, Mr. Sherman served in various executive roles, but most recently as Vice President of Finance and Strategic Planning from May 2004 to October 2006, of Guidant Corporation, a cardiovascular device manufacturer acquired by Boston Scientific Corporation in April 2006. Mr. Sherman serves on the Indianapolis Children’s Museum Board of Trustees. During the past five years, he also served on the Board of Directors of Mead Johnson Nutrition Company, a pediatric nutrition company. Mr. Sherman holds a B.A. in economics from DePauw University and an M.B.A. from the Amos Tuck School, Dartmouth College.

Prior to his employment with the Company, Mr. Andriole served as the Chief Financial Officer of Endocyte from February 2017 until its acquisition by Novartis AG in December 2018. From June 2001 to February 2017, Mr. Andriole served in various executive roles at Eli Lilly and Company, a large pharmaceutical company that develops, manufactures and markets pharmaceutical products on a global basis, and most recently as Vice President, Corporate Business Development from December 2014 to February 2017. Previous roles included Director, European Development and Strategic Planning and Director, Corporate Finance and Investment Banking. Mr. Andriole holds a B.S. in Finance from Xavier University’s Williams College of Business and an M.B.A. from Kelley School of Business, Indiana University.

In connection with Mr. Sherman’s hiring as the Company’s Chief Executive Officer, Mr. Sherman entered into an offer letter (the “CEO Offer Letter”) detailing the terms of his employment.  Pursuant to the CEO Offer Letter, Mr. Sherman will be entitled to receive a base salary of $600,000 per year, and will be granted an initial stock option to purchase up to 1,250,000 shares of the Company’s common stock (the “CEO Option”), 25% of which will vest on the first anniversary of Mr. Sherman’s start date, and the remainder of which will vest in equal monthly installments thereafter over three years. The CEO Option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. In addition to a base salary, Mr. Sherman is entitled to a discretionary annual performance-based cash bonus, with a target bonus equal to 55% of his base salary. Mr. Sherman is also entitled to receive health care coverage under the Company’s medical, vision and dental plans, and can participate in the Company’s 2013 Employee Stock Purchase Plan and 401(k) Plan.

Furthermore, as Chief Executive Officer, Mr. Sherman is entitled to the following severance benefits under the Company’s Officer Change in Control Severance Benefit Plan:

•	upon a covered termination that does not occur within thirty days prior to or thirteen months following a change of control transaction, Mr. Sherman is entitled to (i) payments equal to 15 months of base salary, (ii) accelerated vesting of all outstanding time-based stock options and other time-based stock awards as if Mr. Sherman had completed service for an additional 15 months, and (iii) payment of COBRA benefits for a period of 15 months; and

•	upon a covered termination that occurs within the thirty days prior to or thirteen months following a change of control transaction, Mr. Sherman is entitled to (i) payments equal to 18 months of base salary, (ii) payment of COBRA benefits for a period of 18 months, (iii) a lump sum payment equal to his target bonus for the year of termination, and (iv) 100% vesting of all outstanding stock options and other stock awards.

A copy of the CEO Offer Letter is attached hereto as Exhibit 99.2.

In connection with Mr. Andriole’s hiring as the Company’s Chief Business Officer, Mr. Andriole entered into an offer letter (the “CBO Offer Letter”) detailing the terms of his employment.  Pursuant to the CBO Offer Letter, Mr. Andriole will be entitled to receive a base salary of $400,000 per year, and will be granted an initial stock option to purchase up to 500,000 shares of the Company’s common stock (the “CBO Option”), 25% of which will vest on the first anniversary of Mr. Andriole’s start date, and the remainder of which will vest in equal monthly installments thereafter over three years. The CBO Option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. In addition to a base salary, Mr. Andriole is entitled to a discretionary annual performance-based cash bonus, with a target bonus equal to 40% of his base salary. Mr. Andriole is also entitled to receive health care coverage under the Company’s medical, vision and dental plans, and can participate in the Company’s 2013 Employee Stock Purchase Plan and 401(k) Plan.

Furthermore, as Chief Business Officer, Mr. Andriole is entitled to the following severance benefits under the Company’s Officer Change in Control Severance Benefit Plan:

•	upon a covered termination that does not occur within thirty days prior to or thirteen months following a change of control transaction, Mr. Andriole is entitled to (i) payments equal to 12 months of base salary, (ii) accelerated vesting of all outstanding time-based stock options and other time-based stock awards as if Mr. Andriole had completed service for an additional 12 months, and (iii) payment of COBRA benefits for a period of 12 months; and
•	upon a covered termination that occurs within the thirty days prior to or thirteen months following a change of control transaction, Mr. Andriole is entitled to (i) payments equal to 12 months of base salary, (ii) payment of COBRA benefits for a period of 12 months, (iii) a lump sum payment equal to his target bonus for the year of termination, and (iv) 100% vesting of all outstanding stock options and other stock awards.

A copy of the CBO Offer Letter is attached hereto as Exhibit 99.3.

(d)        Effective April 8, 2019, the Company appointed Mr. Sherman to serve as a class I director of the Company. Mr. Sherman’s appointment brings the Company’s total number of directors to nine. Mr. Sherman was also appointed as a member of the Strategy Committee of the Board of Directors of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated April 8, 2019.
99.2	Employment Offer Letter to Michael Sherman dated April 2, 2019.
99.3	Employment Offer Letter to Michael Andriole dated April 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: April 9, 2019
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary